UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
(Amendment No.   )

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ENCORE WIRE CORPORATION
(Name of Registrant as Specified in its Charter)
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ENCORE WIRE CORPORATION
1329 Millwood Road
McKinney, Texas 75069
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 9, 2017
NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the “Company”) will be held on Tuesday, May 9, 2017, at 9:00 a.m., local time, at the Company’s corporate offices at 1329 Millwood Road, McKinney, Texas 75069, for the following purposes:

1.	To elect a Board of Directors for the ensuing year;

2.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

3.	To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years;

4.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2017;

5.	To approve the amendment and restatement of the Company’s 2010 Stock Option Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 23, 2017 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Company’s 2016 Annual Report, containing a record of the Company’s activities and consolidated financial statements for the year ended December 31, 2016, is also enclosed.
Dated: March 27, 2017
By Order of the Board of Directors
FRANK J. BILBAN
Secretary
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

ENCORE WIRE CORPORATION
1329 Millwood Road
McKinney, Texas 75069
PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 9, 2017
GENERAL
The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of Encore Wire Corporation (the “Company” or “Encore Wire” or “Encore”) for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is April 3, 2017.
The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.
Proxies
Shares entitled to vote and represented by a proxy in the accompanying form duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in accordance with the recommendations of the Board of Directors on the other proposals listed on the proxy card and at the proxies’ discretion on any other matter that may properly come before the meeting. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.
Voting Procedures and Tabulation
The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as applicable, with respect to the other proposals listed on the proxy card and any other matter that may properly come before the meeting.
Quorum and Voting Requirements
A majority of shares of the outstanding common stock, par value $0.01 per share (“Common Stock”), present in person or by proxy, is necessary to constitute a quorum. Abstentions are counted as present at the meeting for purposes of determining whether a quorum exists. Broker non-votes only count towards quorum if at least one proposal on the proxy is considered a routine matter under New York Stock Exchange (“NYSE”) Rule 452. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner. Under NYSE Rule 452, brokers have the authority to vote such shares on routine matters, but not on non-routine matters. Routine matters include the proposal to ratify the appointment of the auditors, but do not include the election of directors or the approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers, the approval, in a non-binding advisory vote, of the frequency of future advisory votes to approve the compensation of the Company’s named executive officers or the approval of the amendment and restatement of the Company’s 2010 Stock Option Plan (the “2010 Stock Option Plan”).
The only voting security of the Company outstanding is its Common Stock. Only the holders of record of shares of Common Stock at the close of business on March 23, 2017, the record date for the meeting, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. On the record date, there were 20,745,531 shares of Common Stock outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote.
Election of Directors. Directors are elected by a plurality of the votes of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote on the election of directors, subject to the Company’s Majority Voting Policy described in further detail below. This means that the six nominees receiving the highest number of votes cast for the number of positions to be filled will be elected, subject to the Company’s Majority Voting Policy. Cumulative voting is not permitted. New York Stock Exchange Rule 452 prohibits brokers from casting discretionary votes in any election of directors. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present.

Majority Voting Policy. In February 2013, the Board adopted the Company’s Majority Voting Policy, pursuant to which a director nominee that is not elected by a majority of the votes cast in an uncontested election must tender such director’s resignation promptly following the failure to receive the required vote. This means that the number of votes cast “for” a director nominee must exceed the number of votes “withheld” from that nominee. Abstentions and broker non-votes are not counted as votes “for” or “withheld” from a director nominee. Following a director’s resignation under the policy, the Nominating and Corporate Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process. In contested elections, the required vote is a plurality of votes cast.
Non-Binding Approval of Say on Pay and Say on Frequency. The advisory vote on the proposal to approve the compensation of the Company’s named executive officers, commonly known as “say on pay,” and to determine whether a stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years, commonly known as “say on frequency,” are non-binding. The affirmative vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy is required for the non-binding approval of the say on pay proposal and for the non-binding approval of one of the alternatives presented with respect to the say on frequency proposal. If none of the alternatives presented with respect to the say on frequency proposal receive a majority vote, the Company will consider the highest number of votes cast by stockholders to be the frequency that has been selected by the stockholders. However, because the say on frequency vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of the stockholders and the Company to hold a say on pay vote more or less frequently than the alternative approved by the stockholders. Abstentions will have the effect of votes against the say on pay proposal and the effect of votes against each alternative presented with respect to the say on frequency proposal, but broker non-votes and other limited proxies will have no effect on the say on pay and say on frequency proposals.
Approval of the Amendment and Restatement of the 2010 Stock Option Plan. The proposal to approve the amendment and restatement of the 2010 Stock Option Plan must be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. Approval of the amendment and restatement of the 2010 Stock Option Plan is a non-routine matter upon which brokers do not have authority to cast discretionary votes. Abstentions will have the effect of votes against the proposal to approve the amendment and restatement of the 2010 Stock Option Plan, but broker non-votes and other limited proxies will have no effect on such proposal.
Ratification of Appointment of Independent Auditors. The proposal to ratify the appointment of auditors must be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against the proposal. Ratification of the appointment of the Company’s independent auditors is a routine matter to which a broker has authority to cast discretionary votes if the broker has not received voting instructions from the beneficial owner of such shares at least ten days before the annual meeting. Broker discretionary votes as to the proposal to ratify the appointment of independent auditors will be counted towards a meeting quorum and will be considered a part of the voting power with respect to such proposal.
PROPOSAL ONE
ELECTION OF DIRECTORS
The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for a minimum of five directors, with such number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed at six the number of directors that will constitute the full Board of Directors. Therefore, six directors will be elected at the annual meeting.
All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.
The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees, including the ages of the nominees as of the date of the annual meeting of stockholders and their business experience. All of the nominees are presently directors of the Company. With the exception of John H. Wilson, all of the nominees have served continuously as directors since the date of their first election or appointment to the Board. Mr. Wilson served as a director of the Company from April 1989 until May 1993 and was re-elected to the Board in May 1994.

Donald E. Courtney, age 86, Director since 1989.
Mr. Courtney is currently Chairman of MDinTouch, Inc. Mr. Courtney was Chairman of Tempo Lighting, Inc. from 1996 to 2016 and was the President and Chairman of the Board of Directors of Investech, Ltd., a private importing firm, from 1994 to 2011. Mr. Courtney was selected as nominee to serve as a director of the Company due to his valuable insight and experience in management of publicly traded companies gained while serving as Chairman, President and Chief Executive Officer of SOI Industries, Inc. from 1984 to 1994 and serving as Chairman and Chief Executive Officer of Magnetech Corp from 1987 to 1994, in addition to his deep knowledge of the Company and the building wire industry dating back to his days as a wire salesman.

Gregory J. Fisher, age 66, Director since February 2012.
Mr. Fisher was the Chief Financial Officer of Taylor Companies, LLC, a private oil field transportation company, from 2008 to 2010. Mr. Fisher was the Senior Vice President, Chief Financial Officer and Controller of ElkCorp, a formerly publicly-traded company in the building materials industry, from 2004 until it was acquired by another company in 2007. Mr. Fisher had also previously served as the Vice President Finance and Administration of Elk, a subsidiary of ElkCorp, from 1985 to 2004. Mr. Fisher serves on the Advisory Board of The Catholic Foundation of Dallas. Mr, Fisher also serves as the Chairman of the Finance Council of his church in Allen, Texas and is a seed investor in an internet startup company, LocoValue, Inc. He is also a Certified Management Accountant. Mr. Fisher was selected as a nominee to serve as a director of the Company due to his extensive experience in the building materials industry and his understanding of public company finance, financial reporting and internal control gained while serving a public company.

Daniel L. Jones, age 53, Director since May 1992 and Chairman since November 2014.
Mr. Jones has held the office of President and Chief Executive Officer of the Company since February 2006. He performed the duties of the Chief Executive Officer in an interim capacity from May 2005 to February 2006. From May 1998 until February 2006, Mr. Jones was President and Chief Operating Officer of the Company. He previously held the positions of Chief Operating Officer from October 1997 until May 1998, Executive Vice President from May 1997 to October 1997, Vice President-Sales and Marketing from 1992 to May 1997, after serving as Director of Sales since joining the Company in November 1989. Mr. Jones currently serves as a director of Baylor Scott & White Medical Center - McKinney. Mr. Jones was selected as nominee to serve as a director of the Company due to his depth of knowledge of the Company, including its strategies, operations, supply sources and markets, his extensive knowledge of the building wire industry and his past and present positions with the Company.

William R. Thomas III age 46, Director since May 2007.
Mr. Thomas is a private investor who provides leadership for, and invests in, organizations that create financial return, social impact or both.  He has served as President of the Thomas Heritage Foundation, a nonprofit grant-making corporation, since 2008.  He has also served as a director of Capital Southwest Corporation, a credit-focused business development company that is an active capital provider to middle market companies across the capital structure.  Mr. Thomas served at Capital Southwest as Vice President from July 2010 to September 2012, Assistant Vice President from July 2008 to July 2010, and Investment associate from July 2006 until July 2008.  During this time, Mr. Thomas made, enhanced and monetized investments in stand-alone private companies and add-on opportunities, served on the boards of eleven private companies, and oversaw valuation and regulatory compliance.  From 2004 to 2006, Mr. Thomas earned his M.B.A. from Harvard Business School. During a portion of his time at Harvard, Mr. Thomas served as a consultant to private equity clients at Investor Group Services.  From 1993 through 2004, Mr. Thomas served in the U.S. Air Force as a pilot in multiple aircraft and a leader in areas of training, safety, acquisition and logistics operations, achieving the rank of Major.  Mr. Thomas is recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow and graduated from the United States Air Force Academy.

Scott D. Weaver, age 58, Director since May 2002.
Mr. Weaver has been a director of Western Refining, Inc., a public refining and marketing company located in El Paso, Texas since 2005. Mr. Weaver served as Vice President of Western Refining from December 2007 until December 2016. From August 2009 to January 2010, Mr. Weaver served as interim Treasurer of Western Refining. From August 2005 to December 2007, Mr. Weaver served as Chief Administrative Officer of Western Refining and from June 2000 to August 2005, Mr. Weaver served as Chief Financial Officer of Western Refining. From 1993 until June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and Secretary of Encore Wire. Mr. Weaver also serves on the board of managers of Western Refining Logistics GP, LLC, the general partner of Western Refining Logistics, L.P., a publicly-traded master limited partnership with logistics operations in the oil and gas industry, and he served on the board of managers of Northern Tier Energy GP LLC from 2013 until 2016. Mr. Weaver was selected as nominee to serve as a director of the Company due to his valuable knowledge of the building wire industry and familiarity with the Company gained while serving as an officer of the Company and his extensive knowledge of finance and public accounting.

John H. Wilson, age 74, Director from 1989 until May 1993 and since May 1994 and Lead Independent Director since November 2014.
Mr. Wilson has been President of U.S. Equity Corporation, a venture capital firm, since 1983. Mr. Wilson is currently a director of Capital Southwest Corporation. Mr. Wilson was selected as nominee to serve as a director of the Company due to his extensive experience over 45 years serving as either an executive or an investor in numerous companies in industries ranging from banking, insurance, manufacturing, communications, health and transportation.

There are no family relationships between any of the nominees or between any of the nominees and any director or executive officer of the Company. Mr. Wilson was originally elected to the Board of Directors of the Company pursuant to the terms of an investment purchase agreement entered into in connection with the formation of the Company in 1989. The director election provisions of the agreement were terminated in connection with the Company’s initial public offering in 1992.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
Board Independence
The Board has determined that each of the following directors and director nominees is “independent” as defined by Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market (“NASDAQ”):
Donald E. Courtney
Gregory J. Fisher
William R. Thomas III
Scott D. Weaver
John H. Wilson
The Board has determined that each of the current members of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Stock Option Committee of the Board of Directors is “independent” within the rules set forth in the listing standards of NASDAQ. In assessing the director independence standards, the Board considered that Scott Weaver was employed by the Company from 1993 until June 2000. The Board concluded, based on all the facts and circumstances, that this past relationship with the Company does not affect Mr. Weaver’s independence as a director under NASDAQ’s independence definition. However, Mr. Weaver’s past employment with the Company disqualifies him as an “outside director” for the purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Board Structure and Committee Composition
As of the date of this proxy statement, the Board has six directors and the following four committees: Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Stock Option Committee. The membership and function of each committee is described below. The Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee each operate under a written charter adopted by the Board of Directors. A current copy of each charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
During the Company’s calendar year ended December 31, 2016, the Board of Directors held a total of four meetings. Each director attended at least 75% of the aggregate of such meetings held during the period in which such director served. Each director attended at least 75% of the meetings held by all committees on which such director served. Directors are encouraged to attend annual meetings of the stockholders of the Company. All of the Company’s directors attended the 2016 annual meeting of the stockholders of the Company.
Board Leadership Structure
The Board of Directors does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. The Board makes this decision based on its evaluation of the circumstances in existence and the specific needs of the Company and the Board at any time it is considering either or both roles. In November 2014, the Board of Directors unanimously elected Daniel L. Jones, the current Chief Executive Officer of the Company, as Chairman of the Board. In connection with this appointment, the Board of Directors created the position of Lead Independent Director of the Board and appointed John H. Wilson to such position, effective as of the same date. The appointment of a Lead Independent Director ensures that the Company benefits from effective oversight of the independent directors of the Board.
The Board believes that its current Board leadership structure is appropriate for the Company, because it gives the Company’s stockholders the benefit of Board leadership by Mr. Jones, an executive with extensive day-to-day knowledge of the Company’s operations, strategic plan execution and future needs, promotes strategy development and execution and facilitates information flow between management and the Board of Directors, which are essential to effective governance. The Board continually evaluates the Company’s leadership structure and could in the future decide to separate the Chairman and Chief Executive Officer positions, if it understands that doing so would serve the best interests of the Company and the Company’s stockholders.
Lead Independent Director
John H. Wilson was elected by the independent members of the Board to serve as the Lead Independent Director in November 2014. The Board adopted a Lead Independent Director Charter that sets forth the powers and responsibilities of the Lead Independent Director. The Lead Independent Director position responsibilities currently include presiding at all meetings of the Board at which the Chairman is not present; serving as the principal liaison between the Chairman and the independent members of the Board; approving all information sent to the Board; approving meeting agendas for the Board; approving the frequency of Board meetings and Board meeting schedules; calling meetings of the independent members of the Board when necessary; being available for consultation and direct communication with major stockholders upon request; overseeing the development, recommendation and implementation of a process for the assessment of the effectiveness of the Board, each committee and the Board members; and such other responsibilities as the Board delegates. In performing these responsibilities, the Lead Independent Director is expected to consult with the chairpersons of other Board committees as appropriate and solicit their participation in order to avoid the appearance of diluting the authority or responsibility of the Board committees and their chairpersons.
Risk Oversight
The Board of Directors oversees the Company’s risk management, satisfying itself that the Company’s risk management practices are consistent with its corporate strategy and are functioning appropriately. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management.
The Board conducts certain risk oversight activities through its committees. The Audit Committee oversees the Company’s compliance risk, including reviewing reports of the Company’s compliance with the Sarbanes-Oxley Act. The Nominating and Corporate Governance Committee’s role in risk oversight includes recommending director candidates who have appropriate experience that will enable them to provide competent oversight over the Company’s material risks. The Compensation Committee monitors the risks to which the Company’s compensation policies and practices could subject the Company.
The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and conducting succession planning for key leadership positions at the Company. In addition to regular reports from each of the Board’s committees, the Board receives regular reports from the Company’s management on the Company’s most material risks and the degree of its exposure to those risks.
Audit Committee
The current members of the Audit Committee are Scott D. Weaver (Chairman), Gregory J. Fisher and John H. Wilson, each of whom meet the independence requirements of the applicable NASDAQ and Securities and Exchange Commission (“SEC”) rules. The same individuals served as members of the Audit Committee during 2016. The Audit Committee met six times during 2016. The role of the Audit Committee is to review, with the Company’s auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent auditors. A current copy of the Audit Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
The Board has determined that Scott D. Weaver, Gregory J. Fisher and John H. Wilson are the “audit committee financial experts” of the Company, as defined in the rules established by the NASDAQ and the SEC.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Gregory J. Fisher (Chairman), John H. Wilson, William R. Thomas III, Scott D. Weaver and Donald E. Courtney. Messrs. Fisher (Chairman), Wilson, Thomas and Weaver served as members of the Nominating and Corporate Governance Committee during 2016. Mr. Courtney was appointed to the Nominating and Corporate Governance Committee on February 20, 2017. The Nominating and Corporate Governance Committee met twice in 2016. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Board members, advises the Board concerning Board membership, leads the Board in an annual review of Board performance, and recommends director nominees to the Board. The Nominating and Corporate Governance Committee also periodically assesses each director’s compliance with the Company’s stock ownership guidelines. A current copy of the Nominating and Corporate Governance Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Compensation Committee
The current members of the Compensation Committee are John H. Wilson (Chairman), Scott D. Weaver, Gregory J. Fisher, William R. Thomas III and Donald E. Courtney. Messrs. Wilson (Chairman), Weaver, Fisher and Thomas served as members of the Compensation Committee during 2016. Mr. Courtney was appointed to the Compensation Committee on February 20, 2017. The Compensation Committee met once during 2016. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also periodically assesses each executive officer’s compliance with the Company’s stock ownership guidelines and supervises and administers all compensation and benefit policies, practices and plans of the Company, except that the Stock Option Committee administers the 2010 Stock Option Plan. A current copy of the Compensation Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Stock Option Committee
The current members of the Stock Option Committee are William R. Thomas III (Chairman), John H. Wilson, Gregory J. Fisher and Donald E. Courtney. Messrs. Thomas (Chairman), Wilson and Fisher served as members of the Stock Option Committee during 2016. Mr. Courtney was appointed to the Stock Option Committee on February 20, 2017. The Compensation Committee met once during 2016. The Stock Option Committee met once during 2016. Each of the members of the Stock Option Committee qualifies as a “non-employee director” as that term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as that term is defined under Section 162(m) of the Internal Revenue Code. The role of the Stock Option Committee is to administer the 2010 Stock Option Plan and to ensure that stock options granted thereunder satisfy the exception to the $1 million deduction limitation under Section 162(m) under the Internal Revenue Code.
Consideration of Director Nominees
Stockholder nominees
The policy of the Nominating and Corporate Governance Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Nominating and Corporate Governance Committee
c/o Corporate Secretary
Encore Wire Corporation
1329 Millwood Road
McKinney, Texas 75069
Director Qualifications
The Board has adopted criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board. Among the qualifications provided by the criteria, nominees must be of the highest ethical character and share the values of the Company. Nominees must have reputations consistent with that of the Company and should be highly accomplished in their respective fields, possessing superior credentials and recognition. Nominees should also be active or former senior executive officers of public or significant private companies or leaders in their industry. Experience in the electrical wire and cable industry is not mandatory, but is considered by the Board among the criteria for selection as a nominee. Nominees should also have the demonstrated ability to exercise sound business judgment.
Identifying and Evaluating Nominees for Directors
The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Nominating and Corporate Governance Committee will consider prospective candidates. Candidates for director may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons as provided by the Charter of the Nominating and Corporate Governance Committee. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee along with the other recommendations. In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria as described above in “Director Qualifications,” which seeks to achieve a balance of knowledge, experience, and expertise on the Board.
Diversity
The Board values the varied personal and professional backgrounds, perspective and experience as an important factor when identifying nominees for director. The Board does not have a policy with regard to the consideration of diversity in identifying director nominees. The Board focuses on selecting the best candidates and endeavors to see that its membership, as a whole, possesses a diverse range of talents, expertise and backgrounds and represents diverse experiences at the policy-making levels of significant financial, industrial or commercial enterprises.
Stockholder Communications with the Board
The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board of Directors c/o Corporate Secretary, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.
Report of the Audit Committee
To the Stockholders of Encore Wire Corporation:
The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors.

Management has the primary responsibility for the financial reporting process, including the Company’s system of internal controls and the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.
It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not represent themselves to be or to serve as accountants or auditors of the Company. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s annual report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence.
The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”
The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with management during the year to review the Company’s Sarbanes-Oxley Section 404 compliance efforts related to internal controls over financial reporting. The Audit Committee held six meetings during 2016.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors.
AUDIT COMMITTEE
Scott D. Weaver, Chairman
John H. Wilson
Gregory J. Fisher
The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”).
Code of Business Conduct and Ethics
In connection with the Company’s long-standing commitment to conduct its business in compliance with applicable laws and regulations and in accordance with its ethical principles, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees, officers, directors, and advisors of the Company. The Code of Business Conduct and Ethics of the Company is available under the “Investors” section of the Company’s website at www.encorewire.com, and is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND NAMED EXECUTIVE OFFICERS
The following table sets forth, as of March 23, 2017, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and named executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned (1)
Name	Number of Shares		Percent of Class
Directors and Nominees for Director
Donald E. Courtney	247,423	(2)	1.19%
Gregory J. Fisher	4,500		*
Daniel L. Jones	417,980	(3)	2.01%
William R. Thomas III	4,500		*
Scott D. Weaver	20,000		*
John H. Wilson	5,000		*
Named Executive Officers (excluding directors and nominees named above)
Frank J. Bilban	86,510	(4)	*
All Directors and Named Executive Officers as a group (7 persons)	785,913	(5)	3.79%
Beneficial Owners of More than 5% (excluding persons named above)
BlackRock Inc. 40 East 52nd Street New York, NY 10022	2,392,168	(6)	11.53%

Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	1,748,474	(7)	8.43%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,684,045	(8)	8.12%

Barrow, Hanley, Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, TX 75201	1,223,501	(9)	5.90%

Victory Capital Management Inc. 4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144	1,211,531	(10)	5.84%

Frontier Capital Management Co., LLC 99 Summer Street Boston, MA 02110	1,036,362	(11)	5.00%

*	Less than one percent.

(1)
Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by such stockholder.

(2)	Includes 62,060 shares of Common Stock owned by Mr. Courtney’s spouse. Mr. Courtney disclaims beneficial ownership of the shares owned by his spouse.

(3)
Includes 76,000 shares of Common Stock underlying stock options that are exercisable within 60 days, 10,125 shares of Common Stock owned by Mr. Jones’s spouse and 337 shares owned by Mr. Jones’s son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse and his son.

(4)	Includes 24,000 shares of Common Stock underlying stock options that are exercisable within 60 days.

(5)	Includes an aggregate of 100,000 shares of Common Stock that directors and named executive officers have the right to acquire within 60 days pursuant to the exercise of stock options.

(6)	As reported in Amendment No. 6 to Schedule 13G filed by BlackRock, Inc. on January 12, 2017 with the SEC.

(7)
As reported in Amendment No. 4 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2016 with the SEC. Dimensional has sole power to vote or to direct the vote of 1,548,522 shares of common stock and sole power to dispose or to direct the disposition of 0 shares of common stock. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the securities owned by the Funds, and may be deemed to be the beneficial owner of such shares. However, all shares reported by Dimensional are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(8)
As reported in Amendment No. 2 to Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on February 11, 2016 with the SEC. Vanguard Group holds sole voting power with respect to only 40,607 of such shares and shares dispositive power with respect to 41,807 of such shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 39,407 of such shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 3,600 shares as a result of its serving as investment manager of Australian investment offerings.

(9)
As reported in Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”) on February 9, 2016. Barrow holds sole voting power with respect to only 696,005 of such shares but holds sole dispositive power with respect to all of such shares.

(10)
As reported in Schedule 13G filed by Victory Capital Management Inc. (“Victory”) on February 13, 2017. Victory holds sole voting power with respect to only 1,178,531 of such shares but holds sole dispositive power with respect to all of such shares.

(11)
As reported in Schedule 13G filed by Frontier Capital Management Co., LLC (“Frontier”) on February 10, 2017. Frontier holds sole voting power with respect to only 456,974 of such shares but holds sole dispositive power with respect to all of such shares.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis section addresses the following topics: (i) the members and role of the Company’s Compensation Committee and the Company’s Stock Option Committee; (ii) our compensation-setting process; (iii) our compensation philosophy; (iv) the components of our executive officer compensation program; and (v) our decisions for compensation earned by the Company’s named executive officers in 2016.
The Board of Directors has determined that Daniel L. Jones, Chairman, President and Chief Executive Officer of the Company, and Frank J. Bilban, Vice President—Finance and Chief Financial Officer of the Company, are the Company’s only executive officers. Throughout this proxy statement, Mr. Jones and Mr. Bilban are referred to as the “named executive officers.” In this “Compensation Discussion and Analysis” section, the terms, “we,” “our,” “us,” and the “Committee” refer to the Compensation Committee and the Stock Option Committee, as applicable.
The Compensation Committee
Committee Members and Independence
John H. Wilson (Chairman), Scott D. Weaver, Gregory J. Fisher, William R. Thomas III and Donald E. Courtney are the current members of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NASDAQ listing standards.

Role of the Compensation Committee
The Compensation Committee administers the compensation program for the officers and certain key employees of the Company and makes all related decisions. The Committee also administers the Company’s compensation and benefit policies, practices and plans of the Company, other than the 2010 Stock Option Plan. As described below, the Stock Option Committee supervises and administers the 2010 Stock Option Plan. The Compensation Committee ensures that the total compensation paid to the officers is fair, reasonable and competitive. The Compensation Committee did not retain compensation advisors with respect to compensation earned during 2016, nor has it done so in the past. We operate under a written charter adopted by the Board. The charter is available under the “Investors Info” section of the Company’s website at www.encorewire.com. The fundamental responsibilities of our Committee are:

•
to review at least annually the goals and objectives and the structure of the Company’s plans for officer compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement and health insurance plans);

•
to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s compensation plans, and to determine his compensation level based on this evaluation;

•	to review annually and determine the compensation level of all officers and certain key employees of the Company, in light of the goals and objectives of the Company’s compensation plans;

•	in consultation with the Chief Executive Officer, to oversee the annual evaluation of management of the Company, including other officers and key employees of the Company; and

•	to review and recommend to the Board all equity-based compensation plans.
Role of the Stock Option Committee
The Board of Directors established the Stock Option Committee to supervise and administer the 2010 Stock Option Plan. William R. Thomas III (Chairman), John H. Wilson, Gregory J. Fisher and Donald E. Courtney are the current members of the Stock Option Committee. In addition to qualifying as an independent director under NASDAQ listing standards, each of the members of the Stock Option Committee qualifies as a “non-employee director” as that term is defined under Rule 16b-3 under the Exchange Act and an “outside director” as that term is defined under Section 162(m) of the Internal Revenue Code.
Committee Meetings
The Compensation Committee and Stock Option Committee meet as often as necessary to perform their duties and responsibilities. The Compensation Committee held one meeting in 2016, and the Stock Option Committee held one meeting during 2016. We typically meet with the Chief Executive Officer and the Chief Financial Officer. We also meet in executive session without management.
The Compensation-Setting Process
We meet in executive session each year to evaluate the performance of the officers and certain key employees of the Company, to determine their incentive bonuses for the prior year, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.
Although many compensation decisions are made in the fourth quarter, our compensation planning process continues throughout the year. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.
Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:

•	evaluating employee performance; and

•	recommending salary levels, bonus awards and stock option awards.
The Chief Executive Officer and Chief Financial Officer also participate in Compensation Committee meetings at the Committee’s request to provide:

•	background information regarding the Company’s strategic objectives;

•	detailed background information regarding the accomplishments of the Company and the management;

•	their evaluation of the performance of the other officers and key employees; and

•	compensation recommendations as to the other officers.

Compensation Philosophy
The Company believes in rewarding officers based on individual performance as well as aligning the officers’ interests with those of the stockholders with the ultimate objective of improving stockholder value. To that end, the Committee believes officer compensation packages provided by the Company to its officers should include both cash and stock-based compensation that reward performance.
The Compensation Committee seeks to achieve the following goals with the Company’s officer compensation programs: to attract, retain and motivate officers and to reward them for value creation. The individual judgments made by the Compensation Committee are subjective and are based largely on the Compensation Committee’s perception of each officer’s contribution to both past performance and the long-term growth potential of the Company.
At the core of our compensation philosophy is our guiding belief that pay should be linked to performance, and several factors underscore that philosophy. Performance is measured both from the macro level of Company earnings and performance, and the micro level of the specific officers’ performance. A substantial portion of officer compensation is determined by each officer’s contribution to the Company’s profitability and performance based largely on a review of each officer’s performance of his or her specific duties and responsibilities that the Chief Executive Officer conducts with the Compensation Committee. We do not have any employment, severance or change-in-control agreements with any of our officers. We do not believe in discounted stock options, reload stock options or re-pricing of stock options.
The Compensation Committee believes that total compensation and accountability should increase with position and responsibility. Consistent with this philosophy, total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s targeted results and strategic initiatives. As position and responsibility increases, a greater portion of the officer’s total compensation is performance-based pay.
In addition, our compensation methods focus management on achieving strong annual performance in a manner that supports and encourages the Company’s long-term success and profitability. Our bonus payouts are highly variable based on Company and individual performance. We believe that stock options issued under the 2010 Stock Option Plan create long-term incentives that align the interests of management with the interests of long-term stockholders. Further, the Company’s stock ownership guidelines encourage our executive officers to focus on the long-term interests of the Company’s stockholders. Finally, while the Company’s overall compensation levels must be sufficiently competitive to attract and retain talented leaders, we believe that compensation should be set at responsible levels.
2016 Compensation
This section describes the compensation decisions that the Committee made with respect to the named executive officers for 2016.
Executive Summary
In 2016 and in the first quarter of 2017, we continued to apply the compensation principles described above in determining the compensation of our named executive officers. In summary, the compensation decisions made for 2016 for the named executive officers were as follows:

•	We did not change the base salaries of the named executive officers for 2016;

•	We awarded cash incentive bonus payments to the named executive officers in the amount of $850,000 to Mr. Jones and $450,000 to Mr. Bilban in the first quarter of 2017; and

•	We granted 30,000 stock options to Mr. Jones and 20,000 stock options to Mr. Bilban in the first quarter of 2017.
In setting compensation policies and making compensation decisions for the named executive officers, we do not use specific formula-driven plans. We do, however, consider a number of factors, including the Company’s overall performance in terms of revenue, profitability, market share and cost containment among others. We take into account the overall economic and industry specific environments that management faces in any given period. We also heavily weigh the individual’s personal performance and how such individual contributed to the success of the rest of the management team. We discuss the performance of the Company and members of the executive staff with the Chief Executive Officer at quarterly Board meetings and at other appropriate points throughout the year. Many of the officers make presentations at quarterly Board meetings, enabling the Board to discuss that officer’s area of functional responsibility and performance personally. Our two named executive officers participate in all Board meetings. While the final amount of any compensation paid to the named executive officers is largely discretionary, based on our business judgment, and is not generated or calculated by reference to any particular formula or performance target, it is based on our assessment of their performance in managing the Company and performing their specific duties. We believe this methodology is superior to other more formula-based calculations that can lead to executives focusing on short-term and personal performance to the detriment of the Company’s team-oriented performance.

Compensation Components.
As described in more detail below, the three main components that we use to compensate and incentivize the named executive officers are base salary, cash incentive bonuses and awards of stock options. The named executive officers have no employment, severance or change-in-control agreements with the Company.
Base Salary. In determining base salaries, we consider each named executive officer’s qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, the executive’s past performance, internal pay equity, the tax deductibility of base salary and cash incentive payments and the extent to which the Company’s earnings were affected by the executive’s actions. We must also consider the Company’s past performance and the general economic climate and more specifically the industry climate in which the Company operates and competes in determining whether salary increases are appropriate in that context.
The Company competes in an industry consisting primarily of private companies or public companies with divisions or subsidiaries that compete with the Company. Because of the lack of directly comparable salary information with producers of electric building wire, we also periodically refer to surveys of salary data with respect to executives in comparable positions at comparable companies. To set salary levels for 2016 for our named executive officers, we referred to the Institutional Shareholder Services “ISS” national salary survey gathered from all public companies’ proxy data in the United States. That information is then broken down to manufacturing and industrial companies with annual revenue between $500 million and $2.0 billion and over 500 employees (the “Comparison Group”). The version of the survey we used does not identify the names of the companies in the Comparison Group that provide salary data. The survey reported 286 salaries in the Comparison Group for CEOs and 286 salaries in the Comparison Group for CFOs.
We have historically kept our base salaries at reasonable levels while trying to incentivize our executives with strong bonus and stock option programs that allow the executives to have significant upside when the Company performs well. To that end, the relative amounts of the base salary and bonus of our executives are set at levels so that a significant portion of the total compensation that such executive can earn is performance-based pay. Base salary is largely determined based on the methodology described above in concert with data from salary surveys.
Cash Incentive. Cash incentive bonus payments are determined as described above, based primarily on each named executive officer’s contribution to the Company’s performance of key objectives and profitability over the previous calendar year. The Company makes its cash incentive bonus payments, if any, during the first quarter of the year following the applicable calendar year. The Committee believes that profitability is one of the most useful measures of management’s effectiveness in creating value for the stockholders of the Company. We employ the methodology described above in concert with data from salary surveys in determining the amount of cash incentive bonus awards.
Equity Incentive. The Company’s named executive officers were eligible to receive stock options granted under the Encore Wire Corporation 1999 Stock Option Plan, as amended and restated (the “1999 Stock Option Plan”), and are eligible to receive stock options granted under the 2010 Stock Option Plan, as more fully described in Note 6 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated herein by reference. The Company grants all stock options with an exercise price that is at the fair market value of the Company’s Common Stock as of the date of grant. The exercise price for stock option grants is determined by reference to the closing price per share on NASDAQ at the close of business on the date of grant. The 1999 Stock Option Plan expired on June 30, 2009. Other than the 2010 Stock Option Plan, as of December 31, 2016, the Company had not adopted any other equity incentive plans in which the named executive officers or directors may participate. However, subject to stockholder approval at the annual meeting, the Company will adopt the A&R 2010 Stock Option Plan pursuant to which the Company’s named executive officers and directors may participate.
Option awards under the 1999 Stock Option Plan were made at regular or special Compensation Committee meetings. Option awards under the 2010 Stock Option Plan are made at regular or special Stock Option Committee meetings. The effective date for each stock option grant is set by the Stock Option Committee. The Company also makes grants of equity incentive awards at the discretion of the Stock Option Committee in connection with the hiring of new officers and other employees.
In determining the number of options to be granted to officers and the frequency of option grants, the Compensation Committee and Stock Option Committee have taken into account the individual’s position, scope of responsibility, ability to affect profitability, the individual’s performance and the value of stock options in relation to other elements of total compensation. In addition, since the Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the stockholders, the Company’s profitability over the prior calendar year is also taken into account when determining the number of options to be granted to officers.
Analysis
The Compensation Committee did not increase the base salaries for the named executive officers for 2016. In making this decision with respect to Mr. Jones’s 2016 salary level, the Committee considered the following:

•
Mr. Jones is a veteran executive in the wire industry and performed extremely well in leading the Company over the past several years, including in 2015 in which the Company gained market share, produced very strong earnings and added strength to a solid balance sheet. In addition, Mr. Jones has successfully led the Company to continue to significantly expand its product offerings by managing the building of new production plants, including, most recently, the successful completion of the new aluminum wire plant that began operating in the fourth quarter of 2012 and, in 2014, the expansion of the aluminum plant, the result of which has been the Company’s selling over $100 million of aluminum building wire produced in this new plant in 2014 and 2015.

•
Mr. Jones performed his primary business objectives well for 2015 which were to manage the Company’s operations in a cost effective manner, manage the independent sales force to produce as much sales volume as possible while balancing the Board’s preference for profit versus volume, manage customer relationships, seek ways to expand the Company’s product offerings, help to ensure that the Company complies with regulatory requirements and meets related deadlines, manage risk and protect the Company’s strong balance sheet and produce as much earnings as reasonably possible given the industry environment.

•
Mr. Jones’s base salary was set at $775,000 effective January 1, 2016, and this amount was in the third quartile of the Chief Executive Officers of companies in the Comparison Group in the 2015 ISS compensation survey. However, compared to the total compensation (including all cash, stock and other compensation) of CEOs in the ISS survey, Mr. Jones was in the first (lowest) quartile.

•	The economic climate in general and in the construction and building wire industries at that time.
In setting Mr. Bilban’s base salary for 2016, the Committee considered the following:

•
Mr. Bilban is a veteran executive in the wire industry and performed extremely well in leading the Company over the past several years, including in 2015 in which the Company gained market share, produced very strong earnings and added strength to a solid balance sheet. In addition, Mr. Bilban successfully assisted Mr. Jones in leading the Company to continue to significantly expand its product offerings by managing the building of new production plants, including, most recently, the successful completion of the new aluminum wire plant that began operating in the fourth quarter of 2012 and, in 2014, the expansion of the aluminum plant, the result of which has been the Company’s selling over $100 million of aluminum building wire produced in this new plant in 2014 and 2015.

•
Mr. Bilban performed his primary business objectives well for 2015 which were to assist Mr. Jones in managing the Company’s operations in a cost effective manner, provide Mr. Jones and the Board with accurate and timely financial data and analysis, help to ensure that the Company complies with regulatory requirements and meets related deadlines, manage the Company’s treasury function, manage risk and protect the Company’s strong balance sheet and assist Mr. Jones in managing the Company in an effort to maximize the Company’s earnings as much as reasonably possible given the industry environment.

•
Mr. Bilban’s base salary was set at $380,000 effective January 1, 2016, and this amount was in the third quartile of the Chief Financial Officers of companies in the Comparison Group in the 2015 ISS compensation survey. However, compared to the total compensation (including all cash, stock and other compensation) of CFOs in the ISS survey, Mr. Bilban was in the second (below mean) quartile.

•	The economic climate in general and in the construction and building wire industries at that time.
The Committee determined not to increase base salaries despite Mr. Jones’s and Mr. Bilban’s solid performance during 2015. The Committee recognized that the named executive officers had performed very well versus the rest of the industry, and that the Company’s earnings and prospects had done well in 2015, despite difficult industry pricing and margin pressure. Despite the efforts of Mr. Jones and Mr. Bilban, however, the Company’s unit volume decreased slightly on a year over year basis due to competitive pressures and the Company’s attempting to be an industry pricing leader at the cost of some volume.
In determining cash incentive (bonus) payments at the end of 2016 that were paid to the named executive officers in the first quarter of 2017, the Committee considered the Company’s performance during 2016. In addition, the Committee considered the success of the named executive officers managing the Company building a new expansion to the aluminum building wire plant on schedule, and moving on to the expansion of an existing product line's plant. Under the leadership of Mr. Jones and Mr. Bilban, the Company again had almost $1.0 billion in net sales, despite the decline in prices due to falling commodity prices. The Company also produced good earnings despite tough margin pressure from a competitor who was bought out in the third quarter and another financially distressed competitor pricing erratically during the year. These market conditions occurred as several of the Company’s competitors are turning over their management teams and the new teams are attempting to acclimate themselves to their new roles in the industry. The Committee also considered that the named executive officers had a positive impact on growing the Company’s market share during 2016, while maintaining a solid balance sheet.
Recognizing Encore Wire’s strong performance in the construction and building wire industries and the other factors discussed above, the Committee awarded Mr. Jones and Mr. Bilban cash bonuses of $850,000 and $450,000, respectively, in the first quarter of 2017.
The Stock Option Committee granted stock options to Mr. Jones and Mr. Bilban in January 2017, at which time the Committee granted 30,000 stock options to Mr. Jones and 20,000 stock options to Mr. Bilban. The Committee intends to continue to create long-term incentives for Mr. Jones and Mr. Bilban and maintain their alignment with the interests of long-term stockholders.

Director and Executive Officer Stock Ownership Guidelines
In February 2015, the Board of Directors adopted the Director and Executive Officer Stock Ownership Guidelines for the Company’s directors and executive officers. The purpose of the stock ownership guidelines is for the Company’s directors and executive officers to display confidence in the Company through ownership of a significant amount of stock and to further align their interests with those of the Company’s stockholders. Each director and executive officer is required to hold the number of shares of the Company’s common stock valued at a multiple of such person’s annual cash retainer or annual base salary, as the case may be, in the amounts listed below:

Position	Multiple of Annual Cash Retainer or Annual Base Salary
Non-Employee Director	3x
Chief Executive Officer	3x
Other Executive Officers	2x
Each director and executive officer has five (5) years from the later of (a) becoming a member of the Board or election as an executive officer, as the case may be, and (b) February 23, 2015 to accumulate sufficient equity and achieve the ownership required by these guidelines, after which time the Board has discretion to address situations where a director or executive officer has not maintained the ownership required by these guidelines.
The Nominating and Corporate Governance Committee will periodically assess each director’s compliance with the stock ownership guidelines, and the Compensation Committee will periodically assess each executive officer’s compliance with the stock ownership guidelines. For purposes of measuring compliance, all shares of common stock held by a director or executive officer shall be valued at the greater of (a) the purchase price of such shares and (b) the latest closing price of the common stock on the NASDAQ Global Select Market or other exchange on which the common stock may be subsequently listed. The Board may approve exceptions to these guidelines from time to time, as necessary or appropriate, in individual cases. A current copy of the Company’s Director and Executive Officer Stock Ownership Guidelines is available under the “Investors” section of the Company’s website at www.encorewire.com. As of March 23, 2017, each of the Company’s directors and executive officers owns the requisite amount of the Company’s common stock to meet the requirements of the Company’s stock ownership guidelines.
Perquisites and Other Personal Benefits Compensation
The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for senior management positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of Company matching contributions to the named executive officers’ 401(k) accounts, the value of certain life insurance benefits and the cost of vehicle leases and country club memberships to the Company. The named executive officers did not receive any other perquisites or other personal benefits or property.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments, including its 1999 Stock Option Plan and 2010 Stock Option Plan, in accordance with the requirements of FASB ASC Topic 718 (formerly known as FASB Statement 123(R)).
Tax Deductibility
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and each of the next three most highly compensated executive officers (other than the Chief Financial Officer). Certain performance-based compensation approved by stockholders is not subject to this deduction limit. The Board has structured its equity compensation plans with the intention that stock options awarded under such plans would qualify for tax deductibility. However, the Compensation Committee does not limit itself to awarding options or otherwise compensating our officers in a manner that qualifies for such tax deductibility.
Advisory Vote on Executive Compensation
We conducted an advisory vote on executive compensation at our 2016 annual meeting of stockholders. While this vote was not binding on the Company, our Board of Directors or our Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement.
At the 2016 annual meeting of stockholders, approximately 98% of the votes cast on the advisory vote on executive compensation proposal were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The Board of Directors and the Compensation Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary at this time based on the vote results.
Reasonableness of Compensation
After considering the aggregate compensation paid to the named executive officers for 2016 in light of the factors described above, the Committee has determined that the compensation is reasonable and not excessive.
Report of the Compensation Committee
To the Stockholders of Encore Wire Corporation:
The Compensation Committee has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act, or the Exchange Act, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.
The foregoing report is provided by the following directors, who constitute the Committee:
COMPENSATION COMMITTEE
John H. Wilson, Chairman
Scott D. Weaver
Gregory J. Fisher
William R. Thomas III
Donald E. Courtney

Summary Compensation Table
The table below summarizes the total compensation paid or earned by each named executive officer for the years ended December 31, 2016, 2015 and 2014. The Company has not entered into any employment agreements or severance agreements with any of the named executive officers.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)		Total ($)
(a)	(b)	(c)	(d)	(f)	(i)		(j)
Daniel L. Jones	2016	$775,000	$850,000	$315,873	$28,929	(3)	$1,969,802
Chairman, President and	2015	775,000	775,000	183,201	28,528		1,761,729
Chief Executive Officer	2014	720,000	700,000	317,348	28,491		1,765,839

Frank J. Bilban	2016	380,000	450,000	210,582	30,695	(4)	1,071,277
Vice President-Finance and	2015	380,000	400,000	91,600	29,724		901,324
Chief Financial Officer	2014	360,000	350,000	158,674	29,446		898,120

(1)
The amounts in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to the Company’s 1999 Stock Option Plan and the Company’s 2010 Stock Option Plan. Assumptions used in the calculation of this amount are included in Note 6 to the Company’s audited financial statements for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2017.

(2)
Any amounts shown in column (i) for company vehicle leases or country club memberships reflect the full cost to the Company of such vehicle lease or country club membership for such calendar year, however, only a portion of such costs represents a perquisite. The club memberships generally are maintained for business entertainment purposes but may also be used for personal use.

(3)	This amount includes:

•	$10,600 in matching contributions by the Company to Mr. Jones pursuant to the Company’s 401(k) Plan.

•	$11,670 attributable to Mr. Jones’s use of a Company-provided automobile.

•	$6,430 attributable to the use of a Company country club membership by Mr. Jones.

•	$228 attributable to life insurance benefits provided by the Company for Mr. Jones pursuant to the Company’s Life Insurance Plan.

(4)	The amount includes:

•	$10,600 in matching contributions by the Company to Mr. Bilban pursuant to the Company’s 401(k) Plan.

•	$9,895 attributable to Mr. Bilban’s use of a Company-provided automobile.

•	$9,972 attributable to the use of a Company country club membership by Mr. Bilban.

•	$228 attributable to life insurance benefits provided by the Company for Mr. Bilban pursuant to the Company’s Life Insurance Plan.

Grants of Plan-Based Awards during 2016

Name	Grant Date		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
(a)	(b)		(j)	(k)	(l)
Daniel L. Jones	1/15/2016	(2)	30,000	$34.79	$315,873
Frank J. Bilban	1/15/2016	(2)	20,000	$34.79	$210,582

(1)	The amounts in column (l) are the grant date fair value of option awards, calculated in accordance with FASB ASC Topic 718.

(2)
These option awards were granted to the named officers pursuant to the standard terms of option awards granted under the Company’s 2010 Stock Option Plan, including; five-year vesting in equal amounts per year, ten-year life of option, and exercise price set at the closing price of the stock on the NASDAQ Stock Market on the day of the grant.

Outstanding Equity Awards at December 31, 2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(e)	(f)
Daniel L. Jones	30,000	0		$17.09	02/19/18
	16,000	4,000	(1)	$28.74	02/03/22
	8,000	12,000	(2)	$51.63	02/24/24
	4,000	16,000	(3)	$31.62	01/15/25
	0	30,000	(4)	$34.79	01/15/26
Frank J. Bilban	8,000	2,000	(5)	$28.74	02/03/22
	4,000	6,000	(6)	$51.63	02/24/24
	2,000	8,000	(7)	$31.62	01/15/25
	0	20,000	(8)	$34.79	01/15/26

(1)	Options vest in five equal annual installments of 4,000 shares each, with the first options vesting on February 3, 2013.

(2)	Options vest in five equal annual installments of 4,000 shares each, with the first options vesting on February 24, 2015.

(3)	Options vest in five equal annual installments of 4,000 shares each, with the first options vesting on January 15, 2016.

(4)	Options vest in five equal annual installments of 4,000 shares each, with the first options vesting on January 15, 2017.

(5)	Options vest in five equal annual installments of 2,000 shares each, with the first options vesting on February 3, 2013.

(6)	Options vest in five equal annual installments of 2,000 shares each, with the first options vesting on February 24, 2015.

(7)	Options vest in five equal annual installments of 2,000 shares each, with the first options vesting on January 15, 2016.

(8)	Options vest in five equal annual installments of 2,000 shares each, with the first options vesting on January 15, 2017.
Director Compensation for 2016

Name	Fees earned or paid in cash ($)	Total ($)
(a)	(b)	(h)
Each non-employee director (1)	$48,000	$48,000

(1)	Director fees paid to each director, except Daniel L. Jones, Chairman, President and CEO of the Company.

Non-employee members of the Board of Directors are paid a fee of $12,000 per quarter. In addition, the Company reimburses directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings.
Potential Payments upon Termination or Change-in-Control
Upon a Change in Control, all outstanding stock options under the 1999 Stock Option Plan and the 2010 Stock Option Plan will become fully exercisable. For the purposes of stock options granted under the 1999 Stock Option Plan and the 2010 Stock Option Plan, a “Change in Control” occurs in any one of the following circumstances:

•
any person shall have become the beneficial owner of or shall have acquired, directly or indirectly, securities of the Company representing 50% or more (in addition to such person’s current holdings) of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest;

•
the Company is a party to a merger, consolidation, sale of assets, or other reorganization, or a proxy contest, as a consequence of which the members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or

•
during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

Assuming a Change in Control occurred on December 31, 2016, the named executive officers would be entitled to accelerated vesting of all unexercisable stock options having values of $502,920 (Mr. Jones) and $294,260 (Mr. Bilban), based on the difference between the exercise price of the accelerated options and the closing price of the Common Stock on NASDAQ on December 31, 2016. The actual benefit that a named executive officer may receive upon a Change in Control can only be determined at the time of such Change in Control.
Pension Benefits and Non-Qualified Deferred Compensation
The Company does not offer any post-employment compensation that would be required to be disclosed on the “Pension Benefits” or “Non-qualified Deferred Compensation” table.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Certain Relationships and Related Party Transactions
Policies and Procedures
The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party, as set forth in the Related Party Transactions Policy adopted by the Board of Directors. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members.
To identify related party transactions, each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes with the interests of the Company as a whole. Our Code of Business Conduct and Ethics requires all directors, officers and employees who have a conflict of interest to immediately notify their supervisor or our Nominating and Corporate Governance Committee chairman.
We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner. A copy of our Code of Business Conduct and Ethics is available at www.encorewire.com under the “Investors” section.
Related Party Transactions
The Company previously purchased reels on which wire is wound from Lone Star Reel Corporation, which was 20% owned by the daughter of Donald E. Courtney, a nominee for director. The same ownership group owned Aegis Pallet, which previously sold pallets to the Company. Lone Star Reel and Aegis Pallet, however, were sold during 2016 to a totally unrelated company which ended these related party relationships. The Audit Committee of the Board of Directors previously approved the use of Lone Star Reel and Aegis Pallet as suppliers subject to the determination that any and all such purchases were at prices no less favorable than were available from non-affiliated parties. During the year ended December 31, 2016, the Company paid Lone Star Reel $9.8 million and Aegis Pallet $0.5 million.
The Company uses Best H & A Trucking for a minor percentage of its freight services. Best H & A is one of many freight carriers with which the Company does business. Best H & A Trucking is wholly-owned by Mrs. A. Jones, the mother of Daniel L. Jones, a nominee for director and the Company’s Chairman, President and Chief Executive Officer. The Audit Committee of the Board of Directors has approved the continued use of the transportation services of Best H & A Trucking and determined that these services are at rates no less favorable than are available from non-affiliated parties. During the year ended December 31, 2016, the Company paid Best H & A Trucking $164,553 for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers.
PROPOSAL TWO
APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE COMPANY’S NAMED
EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) enables the Company’s stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee, which is responsible for administering the Company’s executive compensation policies and practices, values the opinions expressed by stockholders in their vote on this proposal.
As discussed previously in the Compensation Discussion and Analysis section, we believe that the Company’s compensation policies and practices reflect the Company’s belief in rewarding officers based on individual performance as well as aligning the officers’ interests with those of the stockholders with the ultimate objective of improving stockholder value.
We are asking the Company’s stockholders to indicate their support for the Company’s named executive officer compensation program as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related tabular and narrative disclosures, is hereby approved.”

The affirmative vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy is required for the approval of this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURES.

PROPOSAL THREE
DETERMINATION, ON AN ADVISORY BASIS, WHETHER A STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS
The Dodd-Frank Act also enables the Company’s stockholders to indicate how frequently the Company should seek an advisory vote on say on pay, such as the advisory vote contemplated by Proposal Two. By voting on Proposal Three, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and, therefore, the Board of Directors recommends that you vote for a frequency of every year for the advisory vote on executive compensation. In formulating its recommendation, the Board of Directors determined that a vote every year on executive compensation will allow the Company’s stockholders to provide the Company with their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, the Company’s stockholders on corporate governance matters and the Company’s executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal Three.

The affirmative vote of holders of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy shall constitute the stockholders’ non-binding approval of the frequency for this proposal. If none of the alternatives receive a majority vote, the Company will consider the highest number of votes cast by stockholders to be the frequency that has been selected by the stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR A FREQUENCY OF “1 YEAR” AS THE FREQUENCY FOR VOTING ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Based on the recommendation of the Audit Committee, Ernst & Young LLP, which has served as the Company’s independent registered public accounting firm since the Company’s inception, has been appointed by the Board of Directors to serve as independent auditors of the Company for the year ending December 31, 2017, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders’ approval of this appointment. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2016 and 2015, and fees billed for other services rendered by Ernst & Young LLP during 2016 and 2015:

	2016	2015
Audit Fees (1)	$755,000	$685,004
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	21,263	—
Total	$776,263	$685,004

(1)	Audit fees
Fees and expenses paid to Ernst & Young LLP for the audit of internal control over financial reporting and of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, the reviews of the interim consolidated financial information included in the Company’s Quarterly Reports on Form 10-Q, consultations concerning financial accounting and reporting, and reviews of documents filed with the SEC and related consents.

(2)	Audit-Related Fees
Fees and expenses paid to Ernst & Young LLP for consultation on internal control matters, benefit plans and other special audits.

(3)	Tax Fees
Fees and expenses paid to Ernst & Young LLP for tax compliance, tax planning, and tax advice.

(4)	All Other Fees
Consists of fees for annual access to Ernst & Young LLP online accounting research database.
The Audit Committee considered the level of fees rendered by Ernst & Young LLP and concluded that the services were compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee pre-approves audit and permissible non-audit services provided by the independent auditor. The fees enumerated above for 2016 were all pre-approved by the Audit Committee. The Audit Committee follows certain procedures regarding the pre-approval of services provided by the independent auditor. Under these procedures, pre-approval is generally provided for up to one year and any pre-approval is detailed and specific as to the particular service to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting of the Audit Committee.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2017.

PROPOSAL FIVE
PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF
THE 2010 STOCK OPTION PLAN
We are asking our stockholders to approve an amendment and restatement of the 2010 Stock Option Plan, which was adopted, subject to stockholder approval, by our Board, on February 20, 2017. A copy of the 2010 Stock Option Plan, as amended and restated, is attached to this proxy statement as Annex A (the “A&R 2010 Stock Option Plan”). The A&R 2010 Stock Option Plan will become effective only if it is approved by our stockholders.
The proposed A&R 2010 Stock Option Plan includes the following changes:

Increase in Aggregate Share Limit: The A&R 2010 Stock Option Plan increases the number of shares of common stock that we may issue under the 2010 Stock Option Plan by 500,000 shares and clarifies that shares tendered or withheld to satisfy an exercise price or tax withholding obligation pertaining to an option or Stock Award or repurchased by the Company using option exercise proceeds shall not be available for grant, or added back to the number of shares available for grant, under the A&R 2010 Stock Option Plan.

Stock Awards: The A&R 2010 Stock Option Plan permits the Stock Option Committee to grant awards of restricted and unrestricted common stock of the Company to employees and non-employee directors (“Stock Awards”). Pursuant to the A&R 2010 Stock Option Plan, the Stock Option Committee may impose such terms, conditions and restrictions on the Stock Awards as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals, time-based vesting and restrictions under Company policy and applicable federal or state securities laws, provided that no Stock Award shall allow dividends to vest or otherwise become payable sooner than the date on which the underlying stock or portion thereof has vested.

Taxes. The A&R 2010 Stock Option Plan permits the Company (i) to deduct from any payment made under the A&R 2010 Stock Option Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, (ii) to require an optionee or a recipient of a Stock Award to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the A&R 2010 Stock Option Plan, and (iii) to deduct from any other compensation payable to the optionee or recipient of a Stock Award any withholding obligations with respect to Options and Stock Awards. In accordance with any applicable administrative guidelines it establishes, the Stock Option Committee may allow an optionee or a recipient of a Stock Award to pay the amount of taxes required by law to be withheld from or with respect to an option or a Stock Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such option or Stock Award, or (b) permitting the optionee or recipient of a Stock Award to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate fair market value equal to the amount of such required withholding taxes.

Other Changes. The A&R 2010 Stock Option Plan makes other clarifying and administrative changes.
On February 20, 2017, the Board adopted, subject to the approval of the stockholders of the Company, the A&R 2010 Stock Option Plan. The Board believes that stock incentive plans provide an important means of attracting, retaining and motivating key personnel and expects that the A&R 2010 Stock Option Plan, if approved, would enable the Company to continue attracting, retaining and motivating key personnel. Accordingly, the Board recommends that the stockholders of the Company approve the A&R 2010 Stock Option Plan. Because directors and executive officers of the Company are eligible to receive options and Stock Awards under the A&R 2010 Stock Option Plan, each director, director nominee and executive officer has a personal interest in the approval of the A&R 2010 Stock Option Plan.
The Board approved the request to increase the number of shares under the 2010 Stock Option Plan and to provide for the grant of Stock Awards because it believes the 2010 Stock Option Plan is essential to our overall business strategy for the long-term success of the Company. The Board considered a number of relevant factors, including the current shares available for issuance under the 2010 Stock Option Plan, our business strategy, and the key elements for execution on such strategy, the competitiveness of relevant labor markets for critical personnel, our employee base, our stock price and employee turnover.
Summary of the A&R 2010 Stock Option Plan
A copy of the A&R 2010 Stock Option Plan is attached to this proxy statement as Annex A. The following summary of the A&R 2010 Stock Option Plan is qualified in its entirety by reference thereto.
Purpose. The purpose of the A&R 2010 Stock Option Plan is to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected individuals who perform services for the Company and its affiliates and giving such individuals the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

Administration. The A&R 2010 Stock Option Plan provides for administration by the Compensation Committee or such other committee of the Board as may be designated by the Board to administer the A&R 2010 Stock Option Plan. On February 15, 2010, the Board authorized the formation of a separate Stock Option Committee comprised solely of individuals who qualify as “non-employee directors” as that term is defined under Rule 16b-3 under the Exchange Act and “outside directors” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). The Board determined that William R. Thomas III, John H. Wilson, Gregory J. Fisher and Donald E. Courtney satisfy all these criteria and appointed them to serve as the current members of the Stock Option Committee.
Among the powers granted to the Stock Option Committee are the authority to interpret the A&R 2010 Stock Option Plan, establish rules and regulations for its operation, select eligible persons to receive options and Stock Awards under the A&R 2010 Stock Option Plan and determine the form and amount and other terms and conditions of such options and Stock Awards. Notwithstanding the authority delegated to the Stock Option Committee to grant options and Stock Awards to employees and non-employee directors under the A&R 2010 Stock Option Plan, the Board also has full authority, subject to the express provisions of the A&R 2010 Stock Option Plan, to grant options and Stock Awards to employees and non-employee directors, to interpret the A&R 2010 Stock Option Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of options granted to employees and non-employee directors under the A&R 2010 Stock Option Plan and the form of award agreements evidencing options and Stock Awards granted under the A&R 2010 Stock Option Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the A&R 2010 Stock Option Plan; provided, however, that the Board may not grant any option or Stock Award to any officer (as defined in Rule 16b-3) of the Company or to any employee who is also a member of the Board or to any “covered employee” within the meaning of Section 162(m) of the Code, except upon, and strictly in accordance with, a recommendation of the Stock Option Committee regarding the number of shares covered by, and the recipient, timing, exercise price and other terms of, such option or Stock Award; and provided further that all options and Stock Awards granted to members of the Stock Option Committee must be approved by the Board.

Eligibility for Participation. All employees of the Company and its subsidiaries and all non-employee directors of the Company are eligible to be selected to participate in the A&R 2010 Stock Option Plan. The selection of employees and non-employee directors is within the discretion of the Stock Option Committee. In making this selection, the Stock Option Committee and the Board may give consideration to the functions and responsibilities of the participant, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Stock Option Committee or the Board. As of December 31, 2016, the Company and its subsidiaries had a total of 1,253 employees and 5 non-employee directors.
The Stock Option Committee has not made any decisions with respect to individuals who will receive option awards or Stock Awards under the A&R 2010 Stock Option Plan, or the amount or nature of future awards. Because future awards under the A&R 2010 Stock Option Plan will be granted in the discretion of the Stock Option Committee, the type, number, recipients, and other terms of such awards cannot be determined in advance. The Company and its subsidiaries will not receive any consideration for the grant of stock options under the A&R 2010 Stock Option Plan.
The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2016.

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders (1)	351,400	(2)	$31.28	172,300	(3)
Equity compensation plans not approved by security holders	—			—
Total	351,400	(2)	$31.28	172,300	(3)

(1)
This reflects equity awards issued under the 1999 Stock Option Plan and the 2010 Stock Option Plan. As of March 24, 2017, the 2010 Stock Option Plan is the only plan under which the Company makes grants of equity awards.

(2)
This amount includes 76,000 shares to be issued pursuant to options granted under the 1999 Stock Option Plan and 275,400 shares to be issued pursuant to options granted under the 2010 Stock Option Plan.

(3)	Represents shares remaining available for future issuance under the 2010 Stock Option Plan.

Stock Options. The Board may, in its discretion, designate any option granted to an employee as an incentive option intended to qualify under Section 422 of the Code. All options shall be subject to the terms, conditions, restrictions and limitations of the A&R 2010 Stock Option Plan, except that the Stock Option Committee or the Board may, in its sole judgment, subject any option to such other terms, conditions, restrictions and limitations as it deems appropriate, provided they are not inconsistent with the terms of the A&R 2010 Stock Option Plan. Notwithstanding the foregoing, except for adjustments made pursuant to changes in the Common Stock, no option may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such option. Further, the Stock Option Committee may not cancel an outstanding option having an exercise price that is known to be more than the fair market value of the Common Stock in exchange for a cash payment or for the purpose of granting a replacement award of a different type.
The Stock Option Committee or the Board will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and the exercise price per share of Common Stock subject to the option. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the Common Stock on the effective date of the option’s grant; provided, however, that the purchase price per share of Common Stock under any incentive option granted to an optionee who, at the time such incentive option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of the Company’s parent corporation or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Code, respectively) shall be at least 110% of the fair market value per share of Common Stock at the date of grant. The term of each option shall be as specified by the Stock Option Committee or the Board, provided that, unless otherwise designated by the Stock Option Committee or the Board, no option shall be exercisable later than ten years from the effective date of the option’s grant. Upon exercise of an option, the exercise price may be paid by a participant (i) in cash, (ii) in the discretion of the Stock Option Committee, by delivery to the Company or its designated agent of shares of Common Stock already owned by the optionee, held for at least six months free of any restriction, and having an aggregate fair market value equal to the purchase price or (iii) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price and any required withholding taxes.
Stock Awards. Stock Awards may be granted in the form of restricted or unrestricted Common Stock in such numbers and at such times as the Stock Option Committee shall determine. The Stock Option Committee may impose such terms, conditions and restrictions on Stock Awards as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals, time-based vesting and restrictions under Company policy and applicable federal or state securities laws. Notwithstanding the foregoing, no Stock Award that provides for payment or accumulation of dividends shall allow such dividends to vest or otherwise become payable sooner than the date on which the underlying Stock or portion thereof has vested. A recipient shall not be required to make any payment for a Stock Award unless required by the Stock Option Committee.
Stock Awards granted pursuant to the A&R 2010 Stock Option Plan shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Stock Awards with respect to shares of Common Stock that are subject to restrictions shall be registered in the name of the recipient or, at the option of the Company, in the name of a nominee of the Company, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the award agreement evidencing the Stock Award, a recipient to whom a Stock Award with respect to shares of Common Stock that are subject to restrictions has been awarded shall have the right to receive dividends thereon during the restricted period, to vote the restricted Common Stock and to enjoy all other stockholder rights with respect thereto, except that the recipient may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the restricted Common Stock covered by the Stock Award during the restricted period. A breach of the terms and conditions established by the Stock Option Committee pursuant to a Stock Award with respect to shares of Common Stock that are subject to restrictions may result in a forfeiture of such restricted Common Stock. At the time of a Stock Award with respect to shares of Common Stock that are subject to restrictions, the Stock Option Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Stock Award, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a recipient prior to expiration of the restricted period.
Available Shares. The maximum number of shares of Common Stock that shall be available for grant of options and Stock Awards under the A&R 2010 Stock Option Plan shall not exceed 1,000,000, subject to adjustment in accordance with the provisions of the A&R 2010 Stock Option Plan. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated option shall be available for purposes of the A&R 2010 Stock Option Plan. The maximum number of shares of Common Stock for which options and Stock Awards may be granted under the A&R 2010 Stock Option Plan to any one employee or non-employee director during a calendar year is 100,000. Shares tendered or withheld to satisfy an exercise price or tax withholding obligation pertaining to an option or a Stock Award or repurchased by the Company using option exercise proceeds shall not be available for grant of any options or Stock Awards and shall not be added back to the number of shares available for grant under the A&R 2010 Stock Option Plan.

In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which options and Stock Awards may be granted under the A&R 2010 Stock Option Plan, and the maximum number of shares as to which options or Stock Awards may be granted to any one employee or non-employee director during a calendar year shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any option or a Stock Award has been granted under the A&R 2010 Stock Option Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such option or Stock Award shall be increased or decreased proportionately and the purchase price per share under an option or Stock Award shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares shall then subject to the Option or Stock Award shall remain the same as immediately prior to such split, dividend or combination.
In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Stock Option Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of options or undelivered shares of Common Stock subject to Stock Awards theretofore granted under the A&R 2010 Stock Option Plan. These adjustments shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.
As of March 23, 2017, the closing sales price of shares of Common Stock as reported on the NASDAQ Global Select Market was $45.30 per share.
Amendment. The Board may alter or amend the A&R 2010 Stock Option Plan but may not, without the approval of the stockholders of the Company, make any alteration or amendment thereof which operates (i) to abolish the Compensation Committee, change the qualifications of its members or withdraw the administration of the A&R 2010 Stock Option Plan from its supervision, (ii) to increase the total number of shares of Common Stock for which options of Stock Awards may be granted under the A&R 2010 Stock Option Plan, (iii) to increase the maximum number of shares of Common Stock for which options and Stock Awards may be granted under the A&R 2010 Stock Option Plan to any one employee or non-employee director during a calendar year, (iv) to increase the maximum number of shares of Common Stock for which incentive options may be granted under the A&R 2010 Stock Option Plan to any one employee during a calendar year, (v) to extend the term of the A&R 2010 Stock Option Plan or the maximum exercise period, (vi) to decrease the minimum purchase price, or (vii) to materially modify the requirements as to eligibility for participation in the A&R 2010 Stock Option Plan.
Effectiveness. The A&R 2010 Stock Option Plan will become effective, as of May 9, 2017, provided it is duly approved by the stockholders of the Company in accordance with applicable law at the annual meeting of stockholders of the Company. Subject to the right of the Board to terminate the A&R 2010 Stock Option Plan prior thereto, the A&R 2010 Stock Option Plan shall terminate at the expiration of ten years from February 15, 2010.
United States Federal Income Tax Consequences. The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances. The following summary of the income tax consequences in respect of the A&R 2010 Stock Option Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards, including the applicability and effect of state, local and foreign laws.
Incentive Options. No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the incentive option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. In these circumstances, we will not be entitled to any deduction for federal income tax purposes. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. If this occurs, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes. The excess of the fair market value of shares received upon the exercise of an incentive option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive option, a participant may be subject to alternative minimum tax as a result of the exercise.
If a participant uses already owned shares of Common Stock to pay the exercise price for shares under an incentive option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are “statutory option stock”, and, if so, whether such statutory option stock has been held by the participant for the applicable holding period referred to in Section 424(c)(3)(A) of the

Code. In general, “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied or if the stock is not statutory option stock, no income will be recognized by the participant upon the transfer of the stock in payment of the exercise price of an incentive option. If the stock used to pay the exercise price of an incentive option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the participant in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive option covering such stock was exercised over the amount paid for such stock.
Nonqualified Options. No income is expected to be recognized by a participant for federal income tax purposes upon the grant of a nonqualified option. Upon exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized by an employee upon the exercise of a nonqualified option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.
The basis of shares transferred to a participant pursuant to exercise of a nonqualified option is the price paid for such shares plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells shares acquired upon exercise of a nonqualified option, any amount realized over the basis of the shares will constitute capital gain to the participant for federal income tax purposes.
If a participant uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified option, the number of shares received pursuant to the nonqualified option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the participant upon the exercise will be taxable to the participant as ordinary income. If the already owned shares of Common Stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified option will not be statutory option stock and the participant’s basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock, or how the participant’s basis will be allocated among the shares received.
Stock Awards. The tax consequences of a Stock Award depend on whether the Stock Award is subject to a substantial risk of forfeiture and/or transferability restrictions.
If the restrictions on a Stock Award are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the Stock Award in an amount equal to the fair market value of the shares covered by the Stock Award on the date of the transfer, less any amount paid therefor. We will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
If the restrictions under a Stock Award are of a nature that the shares covered by the award are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless he or she affirmatively elects to include the fair market value of the shares on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code (a “Section 83(b) election”). In the absence of a Section 83(b) election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares on that date, less any amount paid for the shares. We will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the Stock Award is received, the participant will recognize ordinary income at the time of the receipt of the Stock Award, and we will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant, subject to the deduction limitations described below. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted shares covered by the Stock Award, but, if the restricted shares are subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted shares.
Dividends paid to the participant of a Stock Award covering restricted shares before the expiration of the restricted period will be additional ordinary income to the participant that may be subject to withholding, unless the participant made an election under Section 83(b). We generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s ordinary income. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional ordinary income, to the participant.
Limitations on the Company’s Deduction. Section 162(m) of the Code limits the deduction certain companies may take for otherwise deductible compensation payable to certain executive officers of the company to the extent the compensation paid to such an officer for the year exceeds $1 million, unless the compensation is qualified performance-based compensation, is approved by our stockholders, and meets certain other criteria.
The A&R 2010 Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2010 STOCK OPTION PLAN.

STOCKHOLDER PROPOSALS AND OTHER DEADLINES FOR THE 2018 ANNUAL MEETING OF
STOCKHOLDERS
The Company contemplates that the 2018 annual meeting of Stockholders of the Company will take place on May 8, 2018. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2018 proxy statement. Under the SEC’s rules and regulations, stockholders interested in submitting proposals in our proxy materials and for presentation at our 2018 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by the Secretary of the Company at Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069 no later than December 4, 2017 to be eligible for inclusion in our proxy materials; provided that if the 2018 annual meeting of stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.
Alternatively, as more specifically described in the Company’s Third Amended and Restated Bylaws (the “Bylaws”), a stockholder making a nomination for election to the Board of Directors or a proposal of business (other than proposals to be included in our proxy statement and proxy as discussed in the previous paragraph) for our 2018 annual meeting of stockholders must deliver proper notice to the Secretary of the Company at Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069 not less than 90 and no more than 120 calendar days before the date of the 2018 annual meeting. As a result, for a stockholder nomination for election to the Board of Directors or a proposal of business to be considered at the 2018 annual meeting of stockholders, it must be properly submitted to the Secretary of the Company no earlier than January 8, 2018, and no later than February 7, 2018.
For each individual that a stockholder proposes to nominate as a director and for each matter of business proposed to be considered, the stockholder must provide notice to the Secretary of the Company within the time limits described above for delivering notice of such stockholder proposal and comply with the information requirements in the Bylaws relating to stockholder nominations and proposals.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2016, all of the Company’s directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements, except as follows: Daniel L. Jones filed two late reports on Form 4, each containing one transaction not reported on a timely basis; and Frank J. Bilban and Matthew D. Ford each filed one late Form 4, each containing one transaction not reported on a timely basis.

ANNUAL REPORT
The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2016 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.
OTHER BUSINESS
At the date of this proxy statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2017 Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Frank J. Bilban,
Vice President—Finance, Treasurer,
Secretary and Chief Financial Officer

Annex A

ENCORE WIRE CORPORATION
2010 STOCK OPTION PLAN
(As Amended and Restated Effective February 20, 2017)
Section 1.    Purpose. It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting, retaining and stimulating the performance of selected individuals who perform services for the Company and its Affiliates and giving such individuals the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.
Section 2.    Definitions. As used herein the following terms have the following meanings:
(a)“Affiliate” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code. (A “corporation” for this purpose includes any business entity that elects to be classified as an association for federal tax purposes or that otherwise is a corporation for federal tax purposes).
(b)“Board” means the Board of Directors of the Company.
(c)“Code” means the Internal Revenue Code of 1986, as amended.
(d)“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board each of whom shall be an Outside Director. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.
(e)“Common Stock” means the $.01 par value Common Stock of the Company.
(f)“Company” means Encore Wire Corporation, a Delaware corporation.
(g)“Effective Date” means February 15, 2010, the date this Plan was originally adopted by the Board.
(h)“Employee” means any regular salaried officer or employee of the Company or an Affiliate, including such officers or employees who are also members of the Board.
(i)“Fair Market Value” means the closing sales price of the Common Stock on the date in question (or if there is no reported sale on such date, then on the last preceding date on which a report of sale occurred) as reported on the National Association of Securities Dealers Automated Quotation System, or on any national securities exchange on which the Common Stock is then traded; or if the Common Stock is not listed or admitted to trading on any such exchange, but is quoted by a recognized securities dealer on an automated quotation system(or any similar system), “Fair Market Value” shall mean the average of the closing high bid and low ask prices of the Common Stock on such system on the date in question. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined (i) with respect to Incentive Stock Options, in good faith by the Committee within the meaning of Section 422 of the Code or (ii) with respect to Non-Qualified Stock Options and Stock Awards, in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).
(j)“Incentive Stock Option” means an Option which is an “incentive stock option” within the meaning of Section 422 of the Code.
(k)“Non-Employee Director” means a member of the Board who is not an Employee.
(l)“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.
(m)“Option” means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
(n)“Optionee” means an Employee or Non-Employee Director who has been granted an Option under the Plan.
(o)“Outside Director” means a member of the Board who (a) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (b) qualifies as an “outside director” under Section 162(m) of the Code, (c) qualifies as a “non-employee director” of the Company under Rule 16b-3 and (d) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Optionees and recipients of Stock Awards.
(p)“Plan” means this Encore Wire Corporation 2010 Stock Option Plan, as amended.
(q)“Stock Award” means an award of Common Stock granted pursuant to Section 9.

Section 3.    Number of Shares. Options and Stock Awards may be granted by the Company from time to time under the Plan with respect to an aggregate of 1,000,000 shares of the authorized Common Stock. Such number of shares may be granted as Incentive Stock Options, Non-Qualified Stock Options, Stock Awards or a combination thereof. If an Option expires or terminates for any reason without having been exercised in full or if a Stock Award is forfeited, the unpurchased shares subject to such expired or terminated Option or the forfeited shares subject to a Stock Award, as applicable, shall again be available for purposes of the Plan. The maximum number of shares of Common Stock for which Options and Stock Awards may be granted under the Plan to any one Employee or Non-Employee Director during a calendar year is 100,000. Notwithstanding any provision of this Plan to the contrary, shares (a) tendered (either actually or by attestation) or withheld to satisfy an exercise price or tax withholding obligation pertaining to an Option or a Stock Award, or (b) repurchased by the Company using Option exercise proceeds shall not be available for grant of any Options or Stock Awards under this Plan and shall not be added back to the number of shares available for grant under this Plan.
Section 4.    Administration of the Plan.
(a)    The Plan shall be administered by the Committee. Each member of the Committee shall be appointed by the Board. The Board shall have the sole continuing authority to appoint members of the Committee, both in substitution for members previously appointed and to fill vacancies.
(b)    The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of each Option and Stock Award and the form of each award agreement evidencing an Option or Stock Award granted under the Plan, including the authority to place restrictions on the shares of Common Stock to be purchased pursuant to an Option or covered by the Stock Award, and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees and Non-Employee Directors to whom Options or Stock Awards shall be granted, the time or date of grant of each such Option or Stock Award, the number of shares subject thereto, and the price at which such shares may be purchased under an Option. In making such determinations, the Committee may take into account the nature of the services rendered, the Employee’s or Non-Employee Director’s present and potential contributions to the success of the Company’s business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.
(c)    Notwithstanding the authority hereby delegated to the Committee to grant Options and Stock Awards to Employees and Non-Employee Directors under the Plan, the Board also shall have full authority, subject to the express provisions of the Plan, to grant Options and Stock Awards to Employees and Non-Employee Directors under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of Options granted to Employees and Non-Employee Directors under the Plan and the form of award agreements evidencing Options and Stock Awards granted under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan; provided, however, that the Board shall not grant any Option or Stock Award to any officer (as defined in Rule 16b-3) of the Company or to any individual who is also a member of the Board or to any “covered employee” within the meaning of Section 162(m) of the Code, except upon, and strictly in accordance with, a recommendation of the Committee regarding the number of shares covered by, and the recipient, timing, exercise price and other terms of, such Option or Stock Award; and provided further that all Options and Stock Awards granted to members of the Committee must be approved by the Board.
(d)    If the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code for any reason, such noncompliance with such requirements shall not affect the validity of Option and Stock Award grants, interpretations or other actions of the Committee.
Section 5.    Grant of Options.
(a)     At any time and from time to time during the duration of the Plan and subject to the express provisions thereof, Options may be granted by the Committee to any Employee or Non-Employee Director for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted to an Employee as an Incentive Stock Option intended to qualify under Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, which of an Optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.
(b)     Except for adjustments made pursuant to Section 11, no Option may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Option The Committee may not cancel an outstanding Option having an exercise price that is known to be more than the Fair Market Value of the Common Stock in exchange for a cash payment or for the purpose of granting a replacement award of a different type.
Section 6.    Option Price. The purchase price per share of Common Stock under each Option shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any Incentive Stock Option granted to an Optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of the Company’s parent corporation or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Code, respectively) shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant. Upon exercise of an Option, the purchase price shall be paid in full in cash, or if to the extent provided for under the award agreement for such Option, in cash and or by delivery of shares of Common Stock already owned by the Optionee, held for at least six months free of any restriction, and having an aggregate Fair Market Value equal to the purchase price. If the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to the Company to pay the exercise price and any required withholding taxes. The proceeds of such sale shall constitute general funds of the Company.
Section 7.    Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of:
(i)     the expiration of ten years from the date such Option was granted,
(ii)     the expiration of three months from the date of the termination of the Optionee’s employment or service with the Company or an Affiliate for any reason other than death or disability (within the meaning of Section 22(e)(3) of the Code), or
(iii)     the expiration of one year from the date of the termination of the Optionee’s employment with the Company or an Affiliate by reason of death or disability (within the meaning of Section 22(e)(3) of the Code).
Anything herein to the contrary notwithstanding the otherwise unexpired portion of any Option granted hereunder shall expire and become null and void immediately upon Optionee’s termination of employment or service with the Company or an Affiliate by reason of such Optionee’s fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate. Any Incentive Stock Option granted to an Optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of the Company’s parent corporation or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Code, respectively) shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any award agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any Option to any date following the date of grant.
Section 8.    Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.
Section 9.     Stock Awards.
(a)    Stock Awards may be granted in the form of restricted or unrestricted Common Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Stock Awards as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals, time-based vesting and restrictions under Company policy and applicable Federal or state securities laws. A recipient shall not be required to make any payment for a Stock Award unless required by the Committee.

(b)     Stock Awards shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Stock Awards with respect to shares of Common Stock that are subject to restrictions shall be registered in the name of the recipient or, at the option of the Company, in the name of a nominee of the Company, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the award agreement evidencing the Stock Award, a recipient to whom a Stock Award with respect to shares of Common Stock that are subject to restrictions has been awarded shall have the right to receive dividends thereon during the restricted period, to vote the restricted Common Stock and to enjoy all other stockholder rights with respect thereto, except that the recipient may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the restricted Common Stock covered by the Stock Award during the restricted period. A breach of the terms and conditions established by the Committee pursuant to a Stock Award with respect to shares of Common Stock that are subject to restrictions may result in a forfeiture of such restricted Common Stock. At the time of a Stock Award with respect to shares of Common Stock that are subject to restrictions, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Stock Award, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a recipient prior to expiration of the restricted period.

(c)     Nothing in this Article shall prohibit the exchange of shares of Common Stock covered by a Stock Award pursuant to a plan of merger or reorganization for stock or other securities of the Company or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of restricted Common Stock shall, except as provided in the award agreement evidencing the related Stock Award, become subject to any restrictions applicable to such exchanged Common Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Common Stock subject to restrictions pursuant to a Stock Award shall also become subject to such restrictions.

(d)    Notwithstanding any provision of this Plan to the contrary, no Stock Award that provides for the payment or accumulation of dividends shall allow such dividends to vest or otherwise become payable sooner than the date on which the underlying Stock Award or portion thereof with respect to which it was granted has vested.

Section 10.    Termination of Employment or Service. Transfers of employment between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any award agreement evidencing an Option or Stock Award granted under the Plan shall confer upon any Optionee or recipient of a Stock Award any right to continue in the employ or service of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment or service of the Optionee or recipient of a Stock Award at any time, with or without cause.
Section 11.    Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options and Stock Awards may be granted under the Plan and the maximum number of shares as to which an Option or Options or Stock Award or Awards may be granted to any one Optionee or recipient during a calendar year shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option or a Stock Award has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option or Stock Award shall be increased or decreased proportionately and the purchase price per share under an Option or Stock Award shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to the Option or Stock Award shall remain the same as immediately prior to such split, dividend or combination.
In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options or undelivered shares of Common Stock subject to Stock Awards theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.
Section 12.    Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from the Effective Date. No Options or Stock Awards may be granted after termination of the Plan. The Board may alter or amend the Plan but may not without the approval of the stockholders of the Company make any alteration or amendment thereof which operates (i) to abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) to increase the total number of shares of Common Stock for which Options or Stock Awards may be granted under the Plan (other than as provided in Section 11 hereof), (iii) to increase the maximum number of shares of Common Stock for which Options and Stock Awards may be granted under the Plan (other than as provided in Section 11 hereof) to any one Employee or Non-Employee Director during a calendar year, (iv) to increase the maximum number of shares of Common Stock for which Incentive Stock Options may be granted under the Plan (other than as provided in Section 11 hereof) to any one Employee during a calendar year, (v) to extend the term of the Plan or the maximum exercise period provided in Section 7(i) hereof, (vi) to decrease the minimum purchase price provided in Section 6 hereof (other than as provided in Section 11 hereof), or (vii) to materially modify the requirements as to eligibility for participation in the Plan.
No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an Option or a recipient under a Stock Award, except with the consent of such Optionee or recipient.

Section 13.     Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require an Optionee or a recipient to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Optionee or recipient any withholding obligations with respect to Options and Stock Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Optionee or a recipient to pay the amount of taxes required by law to be withheld from or with respect to an Option or a Stock Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Option or Stock Award, or (b) permitting the Optionee or recipient to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Optionee or Stock Award unless and until the applicable tax withholding obligations have been satisfied.
Section 14.    Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option and the granting of Stock Awards shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.
Section 15.    Effective Date of the Plan. The Plan became effective as of the Effective Date. The amendment to the Plan adopted by the Board on February 20, 2017, shall be effective as of May 9, 2017, provided it is duly approved by the stockholders of the Company in accordance with applicable law at the Company’s annual meeting of stockholders to be held on that date.
Section 16.    Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

ANNUAL MEETING OF STOCKHOLDERS OF

ENCORE WIRE CORPORATION

May 9, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement and form of proxy are available at: http://www.proxydocs.com/WIRE

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630040030030000000 3 050917

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Donald E. Courtney
- ○ Gregory J. Fisher
- ○ Daniel L. Jones
- ○ William R. Thomas, III
- ○ Scott D. Weaver
- ○ John H. Wilson

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR ALL NOMINEES".

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" PROPOSAL TWO.

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3. DETERMINATION, IN A NON-BINDING ADVISORY VOTE, WHETHER A STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO, OR THREE YEARS.	☐	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "ONE YEAR" FOR PROPOSAL THREE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" PROPOSAL FOUR.

	FOR	AGAINST	ABSTAIN
5. PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE ENCORE WIRE CORPORATION 2010 STOCK OPTION PLAN.	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" PROPOSAL FIVE.

6. The above-named attorneys and proxies (or their substitutes) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed hereby by the undersigned stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" for Proposal One, "FOR" Proposal Two, "1 YEAR" for Proposal 3, "FOR" Proposal Four, and "FOR" Proposal 5.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ENCORE WIRE CORPORATION

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints DANIEL L. JONES and FRANK J. BILBAN, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of ENCORE WIRE CORPORATION (the "Company") held of record by the undersigned on March 23, 2017, at the annual meeting of stockholders to be held on May 9, 2017 or any adjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

(Continued and to be signed on the reverse side)

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